Exhibit 10.26

STOCKHOLDERS agreement OF

FUNKO, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of November 1, 2017 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Funko, Inc., a Delaware corporation (the “Corporation”), ACON Funko Investors, L.L.C., a Delaware limited liability company (“ACON”), ACON Funko Investors Holdings 1, L.L.C., a Delaware limited liability company (“ACON Funko Investors Holdco 1”), ACON Funko Investors Holdings 2, L.L.C., a Delaware limited liability company (“ACON Funko Investors Holdco 2”), ACON Funko Investors Holdings 3, L.L.C., a Delaware limited liability company (“ACON Funko Investors Holdco 3”, and together with ACON Funko Investors Holdco 1 and ACON Funko Investors Holdco 2, the “ACON Holdcos”), Fundamental Capital, LLC, a Delaware limited liability company (“Fundamental Capital”), Funko International, LLC, a Delaware limited liability company (“Funko International”) and Brian Mariotti, an individual (“Mr. Mariotti”, and together with ACON, Fundamental Capital and Funko International, the “Original Members”).  Certain terms used in this Agreement are defined in Section 7.

recitals

WHEREAS, each Original Member owns, directly or indirectly, outstanding membership interests in Funko Acquisition Holdings, L.L.C., a Delaware limited liability company (“FAH LLC”), which membership interests constitute and are defined as “Common Units” pursuant to the Second Amended and Restated Limited Liability Company Agreement of FAH LLC, dated as of November 1, 2017, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement” and such membership interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of the shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and FAH LLC, dated as of November 1, 2017 (the “Common Unit Subscription Agreement”) and that certain Common Unit Purchase Agreement by and among the Corporation and certain member(s) of FAH LLC parties thereto, dated as of November 1, 2017 (the “Common Unit Purchase Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement and the Common Unit Purchase Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member of FAH LLC;

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WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that ACON, the ACON Holdcos, the Corporation and certain of their respective affiliates will enter into a series of related transactions pursuant to which the ACON Holdcos will become holders of Class A Common Stock;

WHEREAS, immediately following the consummation of the IPO, ACON (together with the ACON Holdcos and any other Permitted Transferees of ACON (and any affiliate of an ACON Holdco to which any such ACON Holdco transfers Class A Common Stock), in such capacity, the “ACON Related Parties”) will be the record holder of shares of Class A Common Stock and Class B common stock, par value $0.0001 per share, of the Corporation (“Class B Common Stock”);

WHEREAS, immediately following the consummation of the IPO, Fundamental Capital and Funko International (collectively, “Fundamental”, and together with each of their Permitted Transferees, in such capacity, the “Fundamental Related Parties”) will be the record holders of shares of Class B Common Stock;

WHEREAS, immediately following the consummation of the IPO, Mr. Mariotti will be the record holder of Class B Common Stock; and

WHEREAS, in order to induce the Original Members (x) to approve the sale and issuance of Common Units by FAH LLC to the Corporation and the appointment of the Corporation as the sole managing member of FAH LLC in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions contemplated by the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Original Members agree as follows:

Agreement

Section 1.Election of the Board of Directors.

(a)Subject to this Section 1(a), the ACON Related Parties shall be entitled to designate for nomination by the Board up to three (3) Directors from time to time (any Director designated by the ACON Related Parties, an “ACON Director”).  The ACON Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible.  The right of the ACON Related Parties to designate the ACON Directors as set forth in this Section 1(a) shall be subject to the following: (i) if at any time the ACON Related Parties beneficially own, directly or indirectly, in the aggregate less than thirty-five percent (35%) but at least twenty-five percent (25%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the ACON Related Parties shall only be entitled to designate two (2) ACON Directors, and (ii) if at any time the ACON Related Parties beneficially own, directly or indirectly, in the aggregate less than twenty-five percent (25%) but at least fifteen percent (15%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the ACON Related Parties shall only be entitled to designate one (1) ACON Director.  The ACON Related Parties shall not be entitled to designate any ACON Directors in accordance with this Section 1(a) if at any time the ACON Related Parties beneficially own, directly or indirectly, in the aggregate less than fifteen percent (15%) of all issued and outstanding shares of Class A Common Stock (including for this purpose Underlying Class A Shares).  Commencing on the one year anniversary of the date on which the Class A Common Stock is listed on a national securities exchange and ending on the earlier of (x) the date on which the Fundamental Related Parties no longer have any Director designation rights under Section 1(b) and (y) the date on which the ACON Related Parties are no longer entitled to designate three (3) ACON Directors in accordance with this Section 1(a), one of the ACON Directors shall be “independent” in accordance with the Nasdaq Stock Market and U.S. Securities and Exchange Commission rules regarding audit committee independence.

(b)Subject to this Section 1(b), the Fundamental Related Parties shall be entitled to designate for nomination by the Board one (1) Director from time to time (such Director designated by Fundamental, the “Fundamental Director”).  The Fundamental Related Parties shall not be entitled to designate the Fundamental Director in accordance with this Section 1(b) from and after October 1, 2018 or if at any time prior thereto the Fundamental Related Parties beneficially own, directly or indirectly, in the aggregate less than ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares).

(c)Subject to this Section 1(c), Mr. Mariotti shall be entitled to be designated for nomination by the Board as a Director.  The right of Mr. Mariotti to be designated as a Director as set forth in this Section 1(c) shall be subject to Mr. Mariotti serving as the Chief Executive Officer of the Corporation.  Mr. Mariotti shall not be entitled to be designated as a Director in accordance with this Section 1(c) once Mr. Mariotti ceases to be the Chief Executive Officer of the Corporation.

(d)Subject to Section 1(a), Section 1(b) and Section 1(c), each of ACON, the ACON Holdcos, Fundamental and Mr. Mariotti hereby agrees to vote, or cause to be voted, all outstanding shares of Class A Common Stock and/or Class B Common Stock, as applicable, held by the ACON Related Parties, the Fundamental Related Parties or Mr. Mariotti (or any of the Permitted Transferees) at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or to take all Necessary Action to cause the election or removal of the ACON Directors, the Fundamental Director and Mr. Mariotti as a Director, as provided herein.

Section 2.Vacancies and Replacements.

(a)If the number of Directors that the ACON Related Parties or the Fundamental Related Parties have the right to designate to the Board is decreased pursuant to Section 1(a) or Section 1(b), or if Mr. Mariotti is no longer entitled to serve on the Board pursuant to Section 1(c) (each such occurrence, a “Decrease in Designation Rights”), then:

(i)unless a majority of Directors agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the ACON Related Parties, the Fundamental Related Parties or Mr. Mariotti, as applicable, shall use its reasonable best efforts to cause each of (x) the appropriate number of ACON Directors that the ACON Related Parties cease to have the right to designate to serve as an ACON Director, (y) the Fundamental Director that the Fundamental Related Parties cease to have the right to designate to serve as the Fundamental Director or (z) Mr. Mariotti, if Mr. Mariotti ceases to the have the right to be designated as a Director, respectively, to offer to tender his, her or their resignation(s), and each of such ACON Directors, Fundamental Director or Mr. Mariotti so tendering a resignation, as applicable, shall resign within thirty (30) days from the date that the ACON Related Parties, the Fundamental Related Parties and/or Mr. Mariotti, as applicable, incurs a Decrease in Designation Rights; provided, however, that with respect to the Fundamental Related Parties, if the Decrease in Designation Rights occurs as a result of reaching the October 1, 2018 expiration date for such designation right as set forth in Section 1(b), then the Fundamental Director shall not be required to resign prior to the first business day after the date on which the Corporation files its Quarterly Report on Form 10-Q for the period ended September 30, 2018.  In the event any such ACON Director, Fundamental Director or Mr. Mariotti, as applicable, does not resign as a Director by such time as is required by the foregoing, the ACON Related Parties, the Fundamental Related Parties and Mr. Mariotti, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(d), to cause the removal of such individual as a Director; and

(ii)the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b)Each of the ACON Related Parties and the Fundamental Related Parties shall have the sole right to request that one or more of their respective designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Removal Notice”).  If the Director subject to such Removal Notice does not resign within thirty (30) days from receipt thereof by such Director, the ACON Related Parties, the Fundamental Related Parties and Mr. Mariotti, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(d) to cause the removal of such Director from the Board (and such Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(c)Each of the ACON Related Parties and the Fundamental Related Parties, as applicable, shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their respective Director(s) initially or by death, disability, retirement, resignation, removal (with or without cause) of their respective Director(s), or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their respective Director(s) created thereby on the terms and subject to the conditions of Section 1.

Section 3.Initial Directors. The initial ACON Directors pursuant to Section 1(a) shall be Kenneth R. Brotman (as a Class III Director), Gino Dellomo (as a Class II Director) and Adam Kriger (as a Class I Director).  The initial Fundamental Director pursuant to Section 1(b) shall be Richard McNally (as a Class II Director). Pursuant to Section 1(c), Mr. Mariotti shall be a Class I Director. Kenneth R. Brotman shall serve as the initial Chairperson of the Board (as defined in the Bylaws) for the initial term, in accordance with this Agreement and the Bylaws, after which the Chairperson of the Board shall be determined in accordance with this Agreement and the Bylaws.

Section 4.Rights of the ACON Related Parties.  In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause FAH LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of ACON and each of the ACON Holdcos for as long as the ACON Related Parties beneficially own, directly or indirectly, in the aggregate thirty percent (30%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(a)any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding the ACON Related Parties and any “group” that includes the ACON Related Parties, the Fundamental Related Parties and Mr. Mariotti)) acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation, FAH LLC or any of their respective Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, membership or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any “person” or “group” referred to in clause (i) hereof has the direct or indirect power to elect a majority of the members of the Board or to replace the Corporation as the sole manager of FAH LLC (or to add another Person as a co-manager of FAH LLC);

(b)the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, FAH LLC or any of their respective Subsidiaries;

(c)the sale, lease or exchange of all or substantially all of the property and assets of the Corporation and its Subsidiaries, taken as a whole;

(d)the (i) resignation, replacement or removal of the Corporation as the sole manager of FAH LLC or (ii) appointment of any additional Person as a manager of FAH LLC;

(e)any acquisition or disposition of assets of the Corporation or any of its Subsidiaries where the aggregate consideration for such assets is greater than ten million dollars ($10,000,000) in any single transaction or series of related transactions, other than transactions solely between or among the Corporation and/or one or more of the Corporation’s direct or indirect wholly owned subsidiaries;

(f)the creation of a new class or series of capital stock or equity securities of the Corporation, FAH LLC or any of their respective Subsidiaries;

(g)any issuance of additional shares of Class A Common Stock, Class B Common Stock, Preferred Stock or other equity securities of the Corporation, FAH LLC or any of their respective Subsidiaries after the date hereof, other than any issuance of additional shares of Class A Common Stock or other equity securities of the Corporation or its Subsidiaries (i) under any stock option or other equity compensation plan of the Corporation or any of its Subsidiaries approved by the Board or the compensation committee of the Board, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of this Agreement, or (iii) in connection with any redemption of Common Units as set forth in the LLC Agreement;

(h)any amendment or modification of the organizational documents of the Corporation, FAH LLC or any of their respective Subsidiaries, other than the LLC Agreement, which shall be subject to amendment or modification solely in accordance with the terms set forth therein; or

(i)any increase or decrease of the size of the Board.

Section 5.Covenants of the Corporation.

(a)The Corporation agrees to take all Necessary Action to cause (i) the Board to be comprised at least of seven (7) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the Nasdaq Stock Market rules; (iv) an ACON Director to be the Chairperson of the Board and (v) to adhere to, implement and enforce the provisions set forth in Section 4.

(b)The ACON Related Parties, the Fundamental Related Parties and Mr. Mariotti shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally.  Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter or Bylaws, then the Board shall inform the ACON Related Parties, the Fundamental Related Parties and/or Mr. Mariotti, as applicable, of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the ACON Related Parties and/or the Fundamental Related Parties, as applicable (subject in each case to this Section 5(b)); provided, however, that if the Board informs Mr. Mariotti that Mr. Mariotti cannot be appointed or elected as set forth in this Section 5(b), Mr. Mariotti shall not be entitled to nominate a substitute to the Board.  The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action required by this Section 5 with respect to the election of such substitute designees to the Board.

Section 6.Termination.  This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a)each of (i) the ACON Related Parties, (ii) the Fundamental Related Parties and (iii) Mr. Mariotti ceasing to own any shares of Class A Common Stock or Class B Common Stock;

(b)each of (i) the ACON Related Parties, (ii) the Fundamental Related Parties and (iii) Mr. Mariotti ceasing to have any Director designation rights under Section 1 and

(c)the unanimous written consent of the parties hereto.

For the avoidance of doubt, the rights and obligations (x) of the ACON Related Parties under this Agreement shall terminate upon the ACON Related Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock, (y) of the Fundamental Related Parties under this Agreement shall terminate upon the Fundamental Related Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock and (z) Mr. Mariotti under this Agreement shall terminate upon Mr. Mariotti ceasing to own any shares of Class A Common Stock or Class B Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 6.

Section 7.Definitions.  As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iii) executing agreements and instruments, and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to  the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“Permitted Transferees” has the meaning set forth in the Charter.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Corporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units, assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive.  References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8.Choice of Law and Venue; Waiver of Right to Jury Trial.

(a)THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE.  THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER

THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 8(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.Notices.  Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)	If to ACON, addressed as follows:

ACON Funko Investors, L.L.C.

1133 Connecticut Ave. N.W., Suite 700

Washington, D.C.  22102
Attn: Kenneth R. Brotman
Facsimile: (202) 454-1101

E-mail: kbrotman@aconinvestments.com

with a copy (which copy shall not constitute notice) to:

Hogan Lovells US LLP

7930 Jones Branch Drive, Ninth Floor

McLean, VA 22102

Attn: Robert Welp

         Adam Brown

Facsimile: (703) 610-6200
E-mail: robert.welp@hoganlovells.com

            adam.brown@hoganlovells.com

(b)	If to Fundamental, addressed as follows:

Fundamental Capital, LLC
4 Embarcadero Center
Suite 1400
San Francisco, CA 94111
Attn: Kevin Keenley
Facsimile: (415) 543-1491
E-mail: keenley@fundamentalcapital.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
1510 Page Mill Road Suite 110
Palo Alto, CA 94304-1127
Attn:. Donald C. Reinke
Facsimile: (650) 352 0699

E-mail: dreinke@reedsmith.com

(c)	If to Mr. Mariotti, addressed as follows:

Brian Mariotti

2802 Wetmore Avenue

Everett, Washington 98201

E-mail: brian@funko.com

(d)	If to the Corporation, addressed as follows:

Funko, Inc.

2802 Wetmore Avenue

Everett, Washington 98201

Telephone: (425) 261-0457

Attn: Russell Nickel, Chief Financial Officer

         Tracy Daw, Senior Vice President, General Counsel and Secretary

E-mail: russell@funko.com

            tracy@funko.com

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
Attn:  Marc Jaffe

Ian Schuman
Facsimile: (212) 751-4864
E-mail: marc.jaffe@lw.com

ian.schuman@lw.com

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 10.Assignment.  Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto.  This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of ACON, Fundamental and Mr. Mariotti is permitted to assign this Agreement to their respective Permitted Transferees of the Class B Common Stock and each ACON Holdco and Fundamental is permitted to assign this Agreement to its respective affiliates in connection with a transfer of the Class A Common Stock to such affiliate.  Each of ACON, the ACON Holdcos, Fundamental and Mr. Mariotti shall cause any of their respective Permitted Transferees of the Class B Common Stock (or, in the case of an assignment of this Agreement by an ACON Holdco to one or more of its affiliates in connection with a transfer of Class A Common Stock, such ACON Holdco’s affiliate), to become a party to this Agreement.

Section 11.Amendment and Modification; Waiver of Compliance. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation, ACON, Fundamental and Mr. Mariotti. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 12.Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 13.Severability.  If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 14.Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 15.Further Assurances.  At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 16.Titles and Subtitles.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 17.Representations and Warranties.

(a)Each of ACON, Fundamental, Brian Mariotti, and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b)The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 18.No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

FUNKO, INC.

By:/s/Tracy Daw

Name:

Title:

[Signature Page to Stockholders Agreement]

ACON FUNKO INVESTORS, L.L.C.

By ACON Funko Manager, L.L.C., its
Manager

By:	/s/Kenneth Brotman Name: Kenneth Brotman Title: Managing Director

[Signature Page to Stockholders Agreement]

ACON FUNKO INVESTORS HOLDINGS 1, L.L.C.

By ACON Funko Manager, L.L.C., its
Managing Member

By:	/s/Kenneth Brotman Name: Kenneth Brotman Title: Managing Director

[Signature Page to Stockholders Agreement]

ACON FUNKO INVESTORS HOLDINGS 2, L.L.C.

Bby ACON Equity GenPar, L.L.C., its
Managing Member

By:	/s/Kenneth Brotman Name: Kenneth Brotman Title: Managing Member

[Signature Page to Stockholders Agreement]

ACON FUNKO INVESTORS HOLDINGS 3, L.L.C.

By ACON Equity GenPar, L.L.C., its
Managing Member

By:	/s/Kenneth Brotman Name: Kenneth Brotman Title: Managing Member

[Signature Page to Stockholders Agreement]

By:	/s/Brian Mariotti Name: Brian Mariotti Title:

[Signature Page to Stockholders Agreement]

FUNDAMENTAL CAPITAL, LLC, a Delaware limited liability company,

By:  FUNDAMENTAL CAPITAL PARTNERS, LLC,
a Delaware limited liability company
Manager

By:	/s/ Richard McNally Name: Richard McNally Title: Manager

[Signature Page to Stockholders Agreement]

FUNKO INTERNATIONAL, LLC, a Delaware Limited Liability Company,

By:  FUNDAMENTAL CAPITAL, LLC,
a Delaware limited liability company

By:  FUNDAMENTAL CAPITAL PARTNERS, LLC, a Delaware limited liability company
Manager

By:	/s/Richard McNally Name: Richard McNally Title:

[Signature Page to Stockholders Agreement]